UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2020

ENDOLOGIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28440	68-0328265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Musick

Irvine, CA 92618

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELGX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 26, 2020, Endologix, Inc. (the “Company”) entered into a forbearance agreement (the “ABL Forbearance Agreement”) to Credit Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders party thereto from time to time, and Deerfield ELGX Revolver, LLC, as agent for itself and the Lenders (collectively, the “ABL Forbearing Parties”). Additionally, on May 26, 2020, the Company entered into a forbearance agreement (the “Facility Forbearance Agreement” and, collectively with the ABL Forbearance Agreement, the “Forbearance Agreements”) to Amended and Restated Facility Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), with the Lenders party thereto from time to time, and Deerfield Private Design Fund I.V., L.P. as agent for itself and the Lenders (collectively, the “Facility Forbearing Parties” and, collectively with the ABL Forbearing Parties, the “Forbearing Parties).

The Company informed the Forbearing Parties that it anticipated its Quarterly Report on Form 10-Q for the period ending March 31, 2020 would include a statement that there is substantial doubt regarding the Company’s ability to continue as a going concern within one year after the date of such financial statements and such statement would result in an event of default under each of the Credit Agreement and the Facility Agreement. Pursuant to the Forbearance Agreements, subject to certain terms and conditions, the Forbearing Parties have agreed to forbear from exercising any rights or remedies arising from such event of default under the Credit Agreement or Facility Agreement, as applicable. As a condition to the Forbearance Agreements, the interest rate on all obligations under the Credit Agreement and the Facility Agreement, respectively, would increase by 2% per annum and the Company agreed to certain covenants.

The Forbearance Agreements will terminate on the earlier of June 15, 2020 or the occurrence of certain other conditions, including the occurrence of a separate event of default (the “Forbearance Termination Date”).

The foregoing descriptions of the ABL Forbearance Agreement and the Facility Forbearance Agreement are not complete and are qualified in their entirety by reference to the full text of the ABL Forbearance Agreement and of the Facility Forbearance Agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Forbearance Agreement, dated as of May 26, 2020, to that certain Credit Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and among Endologix, Inc., the Lenders party thereto from time to time, and Deerfield ELGX Revolver, LLC

10.2	Forbearance Agreement, dated as of May 26, 2020, to that certain Amended and Restated Facility Agreement, dated as of August 9, 2018 (as amended, restated, supplemented or otherwise modified from time to time), by and among Endologix, Inc., the Lenders party thereto from time to time, and Deerfield Private Design Fund I.V., L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endologix, Inc.

	By:	/s/ Vaseem Mahboob
May 26, 2020		Vaseem Mahboob

Chief Financial Officer